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                        [Letterhead of MYO Diagnostics, Inc.]



July 8, 1996

Ontario Municipal Employees
Retirement Board
One University Avenue, Suite 1000
Toronto, Ontario MSJ2P1 Canada

Attn: Peter D. Friend

Re: Securities Purchase Agreements; Warrants
    ----------------------------------------

Ladies and Gentlemen:

    Reference is made to (1) that certain Securities Purchase Agreement, dated as of December 23, 1994 (the "1994 Agreement"), by and among Myo Diagnostics, Inc. (the "Company), Ontario Municipal Employees Retirement Board ("OMERB"), Gerald D. Appel and Hershel Toomim, (2) that certain Securities Purchase Agreement, dated as of August 18, 1995 (the "1995 Agreement" and, collectively with the 1994 Agreement, the "Purchase Agreements"), by and among the Company, OMERB and Gerald D. Appel, (3) that certain Series A Warrant, No. A-l, dated December 23, 1994, entitling OMERB to purchase 100,000 shares of the common stock (the "Common Stock") of the Company, as amended (the "Series A Warrant"),
(4) that certain Series B Warrant, No. B-l, dated December 23, 1994, entitling OMERB to purchase 83,333 shares of the Common Stock of the Company, as amended (the "Series B Warrant"), and (5) that certain Series C Warrant, No. C-l, dated August 18, 1995, entitling OMERB to purchase 222,222 shares of the Common Stock of the Company, as amended (the "Series C Warrant" and, collectively with the Series A Warrant and the Series B Warrant, the "Warrants"). OMERB is the Holder of 100% of the Registrable Securities (as defined in both the 1994 Agreement and the 1995 Agreement).

    In connection with a number of past and pending issuances of securities by the Company, the Company is interested in obtaining from OMERB the waiver of certain rights provided to OMERB in the Purchase Agreements and the Warrants, as well as the waiver of compliance by the Company with respect to certain covenants contained in the Purchase Agreements.

    In addition, to facilitate one such proposed issuance, the Company is interested in obtaining from OMERB an agreement to terminate certain affirmative and negative covenants contained in the Purchase Agreements, with such termination to be contingent upon OMERB receiving from the Company, or a successor corporation, in a merger involving the Company, securities registered under the Securities Act of 1933, as amended (the "1933 Act").

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THE FIRST OFFERING

    In May 1996, the Company issued and sold 500,000 shares of Common Stock (the "First Offering Stock") at a purchase price of $2.00 per share (the "First Offering") to Canadian investors in a private placement.

    The Company requests that OMERB, pursuant to Section 10.02 of the 1995 Agreement, (1) waive its rights of first refusal set forth in Section 9.01 of the 1995 Agreement in connection with the sale and issuance by the Company of the First Offering Stock in accordance with the First Offering; and (2) waive its rights under Section 9.01(b) of the 1995 Agreement to notice of the First Offering.

THE SECOND OFFERING

    The Company proposes to sell and issue up to 2,000,000 units (each a "Unit" and collectively the "Units") at a purchase price of $2.50 per Unit for an aggregate purchase price of $5,000,000. Each Unit consists of one share of Common Stock and one-quarter warrant. Each whole warrant will entitle the holder thereof to acquire one share of Common Stock at a price of $3.00 per share for a period of one year after the closing of the offering. In connection with this offer, the Company proposes to issue to the agents selling the Units up to 180,000 compensation warrants (the "Compensation Warrants"). Each Compensation Warrant will entitle the holder thereof to acquire one share of Common Stock at a price of $2.50 per share for a period of two years after the closing of the offering. The Units, the shares and warrants included in the Units, the Compensation Warrants, and the shares issuable upon exercise of the warrants and the Compensation Warrants, are referred to herein as the "Securities". The sale and/or issuance of the Securities is referred to herein as the "Second Offering". The Second Offering is described more fully in that certain Confidential Private Placement Offering Memorandum, dated as of May 10, 1996, a copy of which has been separately provided to you (the "Offering Memorandum") (Note: the Offering Memorandum relates to 1,600,000 Units offered outside of the United States; a separate memorandum will be prepared for the offer of 400,000 Units in the United States on substantially the same terms and conditions).

    The closing of the Second Offering is subject to a number of conditions, including that the Company complete a reverse take-over with a company trading through the NASDAQ trading system within no later than six months after the date proceeds for the purchase of the Units are deposited with the agent in such offering, which occurred in early June. The Company will make certain affirmative and negative covenants to the Unit purchasers which will remain in effect until completion of the Second Offering.

    The Company requests that OMERB, pursuant to Section 10.02 of

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the 1994 Agreement and Section 10.02 of the 1995 Agreement, (1) waive its rights of first refusal set forth in Section 9.01 of the 1995 Agreement in connection with the sale and/or issuance by the Company of the Securities in accordance with the terms of the Offering Memorandum; (2) waive its rights under Section 9.01(b) of the 1995 Agreement to notice of the Second Offering; and (3) waive compliance by the Company with the provisions of Section 7.02(k) of the 1994 Agreement and Section 7.02(k) of the 1995 Agreement insofar as the terms of the Offering Memorandum, or the affirmative or negative covenants contained in any agency agreement or subscription agreement executed or issued in connection with the Second Offering, may be deemed to be "affirmative or negative covenants more favorable to an equity investor in the Company" than those contained in the Purchase Agreements.

THE REVERSE TAKE-OVER

    As a condition to the closing of the Second Offering, the Company must complete a reverse take-over with a company trading through the NASDAQ trading system, or a subsidiary of such company (the "Reverse Take-Over"). Upon consummation of the Reverse Take-Over, the holders of Common Stock immediately preceding the Reverse Take-Over must hold at least 97% of the outstanding equity voting shares (the "Successor Shares") of the successor company (the "Successor Company"). The Successor Shares must be registered under the 1933 Act.

    The Company requests that OMERB, pursuant to Section 10.02 of the 1994 Agreement and Section 10.02 of the 1995 Agreement, (1) waive compliance by the Company with the provisions of Sections 7.01(a) and 7.02(g) of the 1994 Agreement and Sections 7.01(a) and 7.02(g) of the 1995 Agreement insofar as required to permit the Reverse Take-Over; and (2) waive compliance by the Company with the provisions of Section 7.02(k) of the 1994 Agreement and Section 7.02(k) of the 1995 Agreement insofar as the terms of the Reverse Take-Over may be deemed to be "affirmative or negative covenants more favorable to an equity investor in the Company" than those contained in the Purchase Agreements.

TERMINATION OF RIGHTS AND COVENANTS

    To facilitate the Reverse Take-Over, the Company requests, in addition to the waiver by OMERB of the rights and covenants as provided for above, that OMERB terminate the following rights and affirmative and negative covenants:

    (a) The rights and affirmative and negative covenants contained in Article
7 of the 1994 Agreement and Articles 7 and 9 of the 1995 Agreement, with such terminations to take effect, and be contingent, upon consummation of the Reverse Take-Over and issuance to OMERB of Successor Shares registered under the 1933 Act in exchange for the shares of Common Stock held by OMERB

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immediately prior to the Reverse Take-Over; and

    (b) The rights contained in Article 8 of the 1995 Agreement with respect to any Successor Shares registered under the 1933 Act which OMERB receives in exchange for Common Stock of the Company or upon exercise of the Warrants. OMERB will continue to have registration rights with respect to any unregistered securities it receives in exchange for Common Stock of the Company or upon exercise of the Warrants.

    In the event that the Reverse Take-Over does not occur by December 31, 1996, the waiver granted with respect to the Reverse Take-Over shall be deemed to be withdrawn and the above provisions shall continue in full force and effect.

    Upon the request of the Company or OMERB, the Company and OMERB shall execute formal amendments to the Purchase Agreements to reflect the agreements contained herein.

THE LOCK-UP AGREEMENT

    It is anticipated that the agents involved in the Reverse Take-Over and/or the Second Offering will require all significant stockholders of the Company (those owning beneficially or of record 5% or more of the Common Stock) to enter into an agreement precluding the sale, short sale, loan, grant of options for the purchase of, or other disposition of any of the Successor Shares without the prior written consent of the agents, for a period of up to 180 days from the closing of the Reverse Take-Over (the "Lock-Up Agreement").

    The Company requests that OMERB agree that, upon request of the agents involved in the Reverse Take-Over and/or the Second Offering, it will enter into such a Lock-Up Agreement; provided that the period of any such Lock-Up Agreement will not exceed the shortest period of any other Lock-Up Agreement required of the Company's other 5% stockholders or directors in connection with the Reverse Take-Over.

THE PARTNERSHIP NOTES

    In connection with the transaction in which Myo Diagnostics, Ltd. (the "Partnership") transferred all of its assets and liabilities to the Company in December 1994, the limited partners of the Partnership (other than the Company) received, among other things, notes of the Company in the aggregate amount of $175,000 (the "Partnership Notes"). One-half of the Partnership Notes has been paid, but the balance, which was due in September 1995, has not been paid. Pursuant to the terms of the Partnership Notes, because of this default, the noteholders are entitled to receive, for no additional consideration, 42,000 shares (the "Default Shares") of the Common Stock.

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    The Company believes that the issuance of the Default Shares was known and contemplated by the Company and OMERB at the time of negotiation and execution of the 1995 Agreement, and that it was not intended by the Company or OMERB that the Default Shares would be subject to either (i) OMERB's right of first refusal set forth in Section 9.01 of the 1995 Agreement, or (ii) OMERB's rights under
Article 6 of each of the Warrants to have the Exercise Price (as defined in the Warrants) of, and the aggregate number of shares purchasable under, each of the Series A Warrant, the Series B Warrant and the Series C Warrant adjusted due to the issuance of the Default Shares. The Company requests that OMERB confirm the Company's understanding with respect to the foregoing.

    Please acknowledge OMERB's (A) agreement to (i) waive its rights, and to waive compliance by the Company, with respect to the First Offering, the Second Offering and the Reverse Take-Over, (ii) terminate the provisions of the Purchase Agreements and, if requested by the Company, to enter into formal amendments to the Purchase Agreements providing for the termination of such provisions, and (iii) enter into a Lock-Up Agreement in connection with the Reverse Take-Over if and when requested by the agents involved in the Reverse Take-Over and/or the Second Offering, and (B) confirmation of the Company's understanding with respect to the Default Shares, each as provided for above, by signing the acknowledgement below.

MYO DIAGNOSTICS, INC.



By:  /s/ Gerald D. Appel
    --------------------------------
     Gerald D. Appel
     President, CEO and Chairman
     of the Board


                                   ACKNOWLEDGEMENT

    The undersigned hereby (A) agrees to (i) waive its rights, and to waive compliance by the Company, with respect to the First Offering, the Second Offering and the Reverse Take-Over, (ii) terminate the provisions of the Purchase Agreements and, if requested by the Company, to enter into formal amendments to the Purchase Agreements providing for the termination of such provisions, and (iii) enter into a Lock-Up Agreement in connection with the Reverse Take-Over if and when requested by the agents involved in the Reverse Take-Over and/or the Second Offering, and (B) confirms the Company's understanding with respect to the Default Shares, each as provided for above, subject to the terms and conditions as provided for above.

ONTARIO MUNICIPAL EMPLOYEES RETIREMENT BOARD

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By:   /s/ Peter D. Friend        By:   /s/ Tom Gunn
    ---------------------------      -----------------------------
    Peter D. Friend                  Tom Gunn
    Portfolio Manager                Senior Vice President,
                                     Investment